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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Earliest Event Reported: August 17, 2000

                         ENVIRONMENTAL SAFEGUARDS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        000-21953               87-0429198
  (State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)

                         2600 South Loop West, Suite 645
                              Houston, Texas 77054
          (Address of principal executive offices, including zip code)

                                 (713) 641-3838
              (Registrant's telephone number, including area code)


Item 5.   Other Events

         On August 17, 2000 we reached an Agreement in principal (the "Agreement") with certain of our creditors who are also holders of our Series C Preferred Stock. We anticipate closing the transactions contemplated by the Agreement before September 4, 2000. In 1997 and 1998, these creditors loaned us an aggregate of $11,000,000 (the "Loan") and purchased from us an aggregate of $4,000,000 of stated value of our Series C Preferred Stock.

         Pursuant to the Agreement:

(a) The principal and interest payment on the Loan originally due on September 4, 2000 will be deferred until March 4, 2001. This deferred amount is $690,970.

(b) The principal payment on the Loan originally due on December 4, 2000 will be deferred until June 4, 2001. This deferred amount is $540,642.

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(c)      The dividend on the Series C Preferred Stock originally due on October
         1, 2000 will be deferred until April 1, 2001. This deferred amount is $112,444.

(d) As part of the Agreement, the Series C Preferred Stock (presently non-convertible) will be exchanged for a new security of equal stated value to be designated as our Series D Convertible Preferred Stock. Each holder of shares of Series D Convertible Preferred Stock will be able to convert such shares, plus all dividends accrued and unpaid on such Series D Convertible Preferred Stock up to the conversion date into fully paid and non-assessable shares of our common stock. The Series D Convertible Preferred Stock will be convertible into our Common Stock as follows: (i) during the period beginning on the date of the issuance of the Series D Convertible Preferred Stock through December 31, 2002, the Series D Convertible Preferred Stock will be convertible into shares of our Common Stock at a conversion price of $2.25 per share of Common Stock; and (ii) beginning on January 1, 2003 and thereafter, the Series D Convertible Preferred Stock will be convertible into shares of our common stock at a conversion price of $1.00 per share of common stock. Further, in the event that we default on any provisions of the Loan, then the Series D Convertible Preferred Stock will be convertible into shares of our common stock at a conversion price of the lesser of $1.00 per share or the average of the trailing 30 day closing price of our common stock as calculated on the day of a Loan default.

(e) All of the deferred amounts bear interest at the Loan's regular rate of interest which is prime plus one and one-half percent. The Agreement also sets forth that there are no late fees in connection with any of the deferred amounts.

EXHIBITS

10.1     Agreement in principal

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ENVIRONMENTAL SAFEGUARDS, INC.

                                           By: /s/ James S. Percell
                                             -----------------------------------
Date: August 28, 2000                              James S. Percell, President

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                                 EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------
   10.1                  Agreement in Principle